Exhibit 10.1

COMPUTER SCIENCES CORPORATION

2004 INCENTIVE PLAN

FISCAL YEAR 2014 CEO STOCK OPTION

AWARD AGREEMENT

1.Grant of Award.
This Agreement (“Agreement”) is made and entered into as of May 20, 2013 (the “Grant Date”) by and between Computer Sciences Corporation, a Nevada corporation (the “Company”), and J. Michael Lawrie, a full-time employee of the Company and/or one or more of its subsidiaries (the “Employee”).
This Agreement granting the Employee an award under the Plan (the “Award”) shall be subject to all of the terms and conditions set forth in the Computer Sciences Corporation 2004 Incentive Plan (the “Plan”) and this Agreement. Except as defined in Appendix A or as otherwise defined herein, capitalized terms shall have the same meanings ascribed to them under the Plan.
This Award is being granted pursuant to Section 2(c)(1) of the Employment Agreement.
This Award is subject to the data privacy provisions set forth in Appendix B.
The Company hereby grants to the Employee, and the Employee hereby accepts, an option to purchase 262,369 shares of Common Stock (the “Option Shares”) at an exercise price of $44.65 per share (the “Exercise Price”), which option shall expire at 5:00 p.m., California, U.S.A. time, on May 20, 2023 (the “Expiration Date”) (the “Option”). The Option shall not initially be exercisable to purchase any Option Shares; provided, however, that upon each of the dates indicated below, the Option shall become exercisable to purchase (“vest with respect to”) the number of the Option Shares indicated below across from such date:
Number of Option Shares Vesting            Date
87,457                May 20, 2014
87,456                May 20, 2014
87,456                May 20, 2016

2.Effect of Termination of Employment; Leave of Absence; Change in Control.
(a)Termination of Employment for Good Reason or Other than for Cause, Death or Disability prior to April 1, 2017. If, prior to April 1, 2017, the Employee's status as an employee of the Company or any of its subsidiaries is terminated (the date of such termination, the “Employment Termination Date”) either (1) by the Company without “Cause,” or (2) by the Employee for “Good Reason” (as each quoted term is defined in the Employment Agreement), then (a) the portion of the Option that has not vested on or prior to such date shall terminate on such date, and (b) except as otherwise provided in Section 2(c), the remaining vested portion of the Option shall terminate upon the earlier of the Expiration Date or the second anniversary of the Employment Termination Date.
(b)Termination of Employment Other than for Cause or by Employee for any Reason on or after April 1, 2017. If the Employee's status as an employee of the Company or any of its subsidiaries is terminated on or after April 1, 2017, either (1) by the Company without Cause, or (2) by the Employee for

Exhibit 10.1

any reason, then the Option shall terminate upon the earlier of the Expiration Date or the fifth anniversary of the Employment Termination Date.
(c)Termination at Age 62 or Older Other than due to Cause, Death or Disability. If the Employee's status as an employee of the Company or any of its subsidiaries is terminated at age 62 or older for no reason, or for any reason other than Cause, death or Disability, then the portion of the Option that has not vested on or prior to such date shall terminate on such date, and the remaining vested portion of the Option shall terminate upon the earlier of the Expiration Date or the third anniversary of the Employment Termination Date.
(d)Leave of Absence. If, prior to the exercise of the Option in full, the Employee takes a leave of absence (including a military leave of absence), the Employee and the Company each reasonably anticipate that the Employee will return to active employment and either (x) the leave of absence is to be for not more than six months or (y) at all times during the leave of absence the Employee has a statutory or contractual right to return to work, then:
(i)while on leave of absence the Employee shall be treated as if he were an active employee;
(ii)if the Employee's leave of absence is terminated and the Employee does not return to active employment, the date of the end of the leave of absence shall be treated as the date on which the Employee has a termination of employment; and
(iii)if the Employee's leave of absence is terminated and the Employee returns to active employment, he shall be treated as if active employment had continued uninterrupted during the leave of absence.
(e)Death or Disability. If the Employee's status as an employee of the Company or any of its subsidiaries is terminated by reason of the death or “Disability” of the Employee (as such quoted term is defined in the Employment Agreement), then (1) the portion of the Option that has not vested on or prior to the Employment Termination Date shall fully vest on such date and (2) the Option shall terminate upon the earlier of the Expiration Date or the fifth anniversary of the Employment Termination Date.
(f)Termination for Cause. If the Employee's status as an employee of the Company or any of its subsidiaries is terminated for Cause, then both the vested and unvested portion of the Option shall terminate on such date.
(g)Other Termination. If the Employee's status as an employee of the Company or any of its subsidiaries is terminated under conditions not elsewhere described in this Section 2, then (1) the portion of the Option that has not vested on or prior to the Employment Termination Date shall terminate on such date and (2) the remaining vested portion of the Option shall terminate upon the earlier of the Expiration Date or three months after the Employment Termination Date.
(h)Death Following Termination of Employment. Notwithstanding anything to the contrary in this Agreement, if the Employee shall die at any time after the termination of his status as an employee of the Company or any of its subsidiaries and at a time when the Option is vested and exercisable, then the Option shall remain exercisable until, and shall terminate upon, the earlier of the Expiration Date or the fifth anniversary of the date of such death.
(i)Acceleration of Option; Change in Control.
(i)The Committee, in its sole discretion, may accelerate the exercisability of the Option at any time and for any reason.
(ii)Notwithstanding anything to the contrary in this Agreement, upon a Change in Control: (1) the portion of the Option then outstanding that has not vested on or prior thereto shall fully vest and (2) the Option shall remain exercisable until, and shall terminate upon, the earlier of the Expiration Date or, if applicable, the fifth anniversary of the date of the Employee's death.
(j)Certain Events Causing Termination of Option. Notwithstanding anything to the contrary in this Agreement, the Option shall terminate upon the consummation of any of the following events,

Exhibit 10.1

or, if later, the thirtieth day following the first date upon which such event shall have been approved by both the Board of Directors and the stockholders of the Company, or upon such later date as shall be determined by the Committee:
(i)the dissolution or liquidation of the Company;
(ii)a sale of substantially all of the property and assets of the Company, unless the terms of such sale shall provide otherwise; or
(iii)a reorganization, merger or consolidation of the Company that results in the outstanding securities of any class then subject to the Option being exchanged for or converted into cash, property and/or securities not issued by the Company, unless the terms of such reorganization, merger or consolidation provide otherwise.
3.Payment of Taxes.
(a)If the Company is obligated to withhold an amount on account of any federal, state or local tax imposed as a result of the exercise of the Option (collectively, “Taxes”), including, without limitation, any federal, state or other income tax, or any F.I.C.A., state disability insurance tax or other employment tax, then, concurrently with such exercise, the Employee shall pay to the Company, by check, the minimum aggregate amount that the Company is so obligated to withhold, as such amount shall be determined by the Company (the “Minimum Withholding Liability”); provided, however, that the Employee may instead, on or before the exercise of the Option, irrevocably elect to pay all or any part of the Minimum Withholding Liability by either of the following methods:
(i)pursuant to the Company's cashless exercise program; or
(ii)by instructing the Company to withhold shares of Common Stock otherwise issuable upon such exercise of the Option (such withholding to be valued on the basis of the aggregate Fair Market Value of the withheld shares on the date of such exercise); and
provided that the Company is not then prohibited from purchasing or acquiring such shares of Common Stock, and provided, further, however, that if all of such payment is made by check and/or pursuant to the Company's cashless exercise program, then the Employee shall be entitled, but not obligated, so to pay an amount that is greater than the Minimum Withholding Liability.
(b)The Employee acknowledges that the Company has not made any representation or given any advice to the Employee with respect to Taxes.
4.Recoupment and Forfeiture.
(a)Refund of Option Gains; Termination of Options. If the Employee breaches any of the covenants set forth in Section 4(b)(i), (ii) or (iii) hereof during the Applicable Restrictive Period for such exercise, then:
(i)Refund of Option Gains. If the Employee has exercised the Option within the one year period prior to the occurrence of the Employee's breach of any of the covenants set forth in Section 4(b)(i), (ii) or (iii) hereof, the Employee shall immediately deliver to the Company with respect to such exercise, an amount in cash equal to:
(A)the aggregate Fair Market Value, determined as of the Option Exercise Date, of the shares of Common Stock issued upon such exercise; minus
(B)the aggregate exercise price paid, whether in cash or by the delivery or withholding of shares of Common Stock, upon such exercise.
(ii)Termination of All Options. All outstanding Options shall be terminated and forfeited.
(b)Triggering Events. The events referred to in Section 4(a) hereof are as follows:
(i)Non-Disclosure and Non-Use of Confidential Information. The Employee agrees not to disclose, use, copy or duplicate or otherwise permit the use, disclosure, copying or duplication of any Confidential Information (other than in connection with authorized activities conducted in the course of the Employee's employment at the Company for the

Exhibit 10.1

benefit of the Company) during the period of including during his employment with the Company or at any time thereafter. The Employee agrees to take all reasonable steps and precautions to prevent any unauthorized disclosure, use, copying or duplication of Confidential Information.
(ii)Non-Solicitation of the Company's Employees, Clients, and Prospective Clients. During the time of the Employee's employment and for a period of 24 months thereafter, the Employee shall not, without the express, prior written consent of the Board, engage in any of the conduct described in paragraphs (A) and (B) below, either directly or indirectly, individually or as an employee, agent, contractor, consultant, member, partner, officer, director or stockholder (other than as a stockholder of less than 5% of the equities of a publicly held corporation) or in any other capacity for any person, firm, partnership or corporation:
(A)hire, attempt to hire or assist any other person or entity in hiring or attempting to hire any current employee of the Company or any person who was a Company employee within the 6-month period preceding such hiring or attempted hiring;
(B)solicit, divert or cause a reduction in the business or patronage of any Client or Prospective Client.
(iii)Non-Competition. During the time of the Employee's employment and for a period of 12 months thereafter, the Employee shall not, without the express, prior written consent of the Board, either directly or indirectly, as an employee, agent, contractor, consultant, partner, member, officer, director or stockholder (other than as a stockholder of less than 5% of the equities of a publicly traded corporation), wherever the Company is marketing or providing its services or products, participate in any activity as, or for, a Competitor of the Company which is the same or similar to the activities in which the Employee was involved at the Company.
(c)Waiver of Recoupment. Notwithstanding the foregoing, the Employee shall be released from (i) all of his obligations under Section 4(a) hereof in the event that a Change in Control occurs within three years prior to the Employment Termination Date, and (ii) some or all of his obligations under Section 4(a) hereof in the event that the Committee shall determine, in its sole discretion, that such release is in the best interests of the Company.
(d)Effect on Other Rights and Remedies. The rights of the Company set forth in this Section 4 shall not limit or restrict in any manner any rights or remedies which the Company or any of its affiliates may have under law or under any separate employment, confidentiality or other agreement with the Employee or otherwise with respect to the events described in Section 4(b) hereof.
(e)Reasonableness. The Employee agrees that the terms and conditions set forth in Section 4 hereof are fair and reasonable and are reasonably required for the protection of the interests of the Company. If, however, in any judicial proceeding any provision of Section 4 hereof is found to be so broad as to be unenforceable, the Employee and the Company agree that such provision shall be interpreted to be only so broad as to be enforceable.
(f)Clawback. As an additional condition of receiving this Award, the Employee agrees and acknowledges that the Award shall be subject to repayment to the Company in whole or in part in the event of a financial restatement or in such other circumstances as may be required by applicable law or as may be provided in any clawback policy that is adopted by the Company.
5.Adjustments. In the event that the outstanding securities of the class then subject to the Option are increased, decreased or exchanged for or converted into cash, property and/or a different number or kind of securities, or cash, property and/or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split

Exhibit 10.1

or the like, or in the event that substantially all of the property and assets of the Company are sold, then, unless such event shall cause the Option to terminate pursuant to Section 2(e) hereof, the Committee shall make appropriate and proportionate adjustments in the number and type of shares or other securities or cash or other property that may thereafter be acquired upon the exercise of the Option; provided, however, that any such adjustments in the Option shall be made without changing the aggregate Exercise Price of the then unexercised portion of the Option.
6.Exercise. The Option shall be exercisable during the Employee's lifetime only by the Employee or by his guardian or legal representative, and after the Employee's death only by the person or entity entitled to do so under the Employee's last will and testament or applicable intestate law. The Option may only be exercised by the delivery to the Company of a written notice of such exercise, in the form specified by the Company, which notice shall, among other things, specify the number of Option Shares to be purchased and the aggregate Exercise Price for such shares, together with payment in full of such aggregate Exercise Price by check or pursuant to the Company's cashless exercise program; provided, however, that payment of such aggregate Exercise Price may instead be made, in whole or in part, by the delivery to the Company of shares of Common Stock (including Option Shares otherwise issuable upon such exercise), which delivery effectively transfers to the Company good and valid title to such shares, free and clear of any pledge, commitment, lien, claim or other encumbrance (such shares to be valued on the basis of the aggregate Fair Market Value thereof on the date of such exercise), provided that the Company is not then prohibited from purchasing or acquiring such shares of Common Stock.

7.	Notices.
Unless the Company notifies the Employee in writing of a different procedure, any notice or other communication to the Company with respect to this Award shall be in writing and shall be:
(a)by registered or certified United States mail, postage prepaid, to Computer Sciences Corporation, Attn: Corporate Secretary, 3170 Fairview Park Drive, Falls Church, VA 22042; or
(b)by hand delivery or otherwise to Computer Sciences Corporation, Attn: Corporate Secretary, 3170 Fairview Park Drive, Falls Church, VA 22042.
Any notices provided for in this Agreement or in the Plan shall be given in writing and shall be deemed effectively delivered or given upon receipt or, in the case of notices delivered by the Company to the Employee, five days after deposit in the United States mail, postage prepaid, addressed to the Employee at the address specified at the end of this Agreement or at such other address as the Employee hereafter designates by written notice to the Company.
8.Stock Exchange Requirements; Applicable Laws. Notwithstanding anything to the contrary in this Agreement, no Option Shares purchased upon exercise of the Option, and no certificate representing all or any part of such shares, shall be issued or delivered if, in the opinion of counsel to the Company, such issuance or delivery would cause the Company to be in violation of, or to incur liability under, any securities law, or any rule, regulation or procedure of any U.S. national securities exchange upon which any securities of the Company are listed, or any listing agreement with any such securities exchange, or any other requirement of law or of any administrative or regulatory body having jurisdiction over the Company.
9.Nontransferability. Neither the Option nor any interest therein may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner other than by will or the laws of descent and distribution.
10.Plan. The Option is granted pursuant to the Plan, as in effect on the Grant Date, and is subject to all the terms and conditions of the Plan, as the same may be amended from time to time; provided, however, that no such amendment shall deprive the Employee, without his consent, of the Option or of any of the Employee's rights under this Agreement. The interpretation and construction by the Committee of the Plan, this Agreement, the Option and such rules and regulations as may be adopted by the Committee for

Exhibit 10.1

the purpose of administering the Plan shall be final and binding upon the Employee. Until the Option shall expire, terminate or be exercised in full, the Company shall, upon written request therefor, send a copy of the Plan, in its then-current form, to the Employee or any other person or entity then entitled to exercise the Option.
11.Stockholder Rights. No person or entity shall be entitled to vote, receive dividends or be deemed for any purpose the holder of any Option Shares until the Option shall have been duly exercised to purchase such Option Shares in accordance with the provisions of this Agreement.
12.Nature of Company Option Grants. The Employee acknowledges and agrees that:
(a)the Plan was established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, as provided in the Plan;
(b)the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive any future Option grants, or any benefits in lieu of Options, even if the Employee has repeatedly received Option grants in the past;
(c)all decisions with respect to future grants of Options by the Company will be at the sole discretion of the Company;
(d)the Employee's participation in the Plan shall not create a right to further employment with the Employer and shall not interfere with the ability of the Employer to terminate the Employee's employment relationship at any time with or without Cause;
(e)the Employee is voluntarily participating in the Plan;
(f)in the event that the Employee is not an employee of the Company, the Option grant will not be interpreted to form an employment contract or relationship with the Company; and furthermore, the Option grant will not be interpreted to form an employment contract with the Employer or any Subsidiary of the Company;
(g)the future value of the underlying Option Shares is unknown and cannot be predicted with certainty;
(h)if the underlying Option Shares do not increase in value, the Option will have no value; and
(i)if the Employee exercises the Option, the value of the Option Shares acquired upon exercise may increase or decrease in value, even below the Exercise Price;
13.Successors. The Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, on the one hand, and the Employee and his heirs, beneficiaries, legatees and personal representatives, on the other hand.
14.Entire Agreement; Amendments and Waivers. The Agreement embodies the entire understanding and agreement of the parties with respect to the subject matter hereof, and no promise, condition, representation or warranty, express or implied, not stated or incorporated by reference herein, shall bind either party hereto. None of the terms and conditions of the Agreement may be amended, modified, waived or canceled except by a writing, signed by the parties hereto specifying such amendment, modification, waiver or cancellation. A waiver by either party at any time of compliance with any of the terms and conditions of the Agreement shall not be considered a modification, cancellation or consent to a future waiver of such terms and conditions or of any preceding or succeeding breach thereof, unless expressly so stated.
15.Governing Law; Consent to Jurisdiction. The Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Nevada, United States of America, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Agreement to the substantive law of another jurisdiction. Any action, suit or proceeding to enforce the terms and provisions of the Agreement, or to resolve any dispute or controversy arising under or in any way relating to the Agreement, may be brought in the state courts for the County of Washoe, State of Nevada, United States of America, and the parties hereto hereby consent to the jurisdiction of such courts.

Exhibit 10.1

16.Language. If the Employee has received the Agreement or any other document related to the Plan translated into a language other than English, and the translated version is different than the English version, the English version will control.
17.Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to the Option granted under and participation in the Plan or future Options that may be granted under the Plan by electronic means or to request the Employee's consent to participate in the Plan by electronic means. The Employee hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
18.Severability. Any provision of the Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of the Agreement invalid, illegal or unenforceable in any other jurisdiction.
IN WITNESS WHEREOF, the parties hereto have caused this Award Agreement to be duly executed as of the Grant Date.
COMPUTER SCIENCES CORPORATION

By: ______________________________
William L. Deckelman, Jr.
Executive Vice President and
General Counsel

EMPLOYEE
___________________________________________
J. Michael Lawrie

The Employee acknowledges receipt of the Plan and a Prospectus relating to this award, and further acknowledges that he has reviewed this Agreement and the related documents and accepts the provisions thereof.

___________________________________________

Appendix A
19.Definitions.
For purposes of this Agreement:

Exhibit 10.1

(a)“Applicable Restrictive Period” shall mean, with respect to each exercise of an Option, the period set forth in Section 4(b)(i), (ii) or (iii) hereof, respectively.
(b)“Client” means any client with respect to whom the Employee provided services, on behalf of whom the Employee transacted business, or with respect to whom the Employee possessed Confidential Information during the 12-month period preceding each of (i) the date the Employee engages in an act described in Section 4(b)(ii)(B) and (ii) the date of the termination of the Employee's employment with the Company for any reason.
(c)“Change in Control” means the consummation of a “change in ownership” of the Company, a “change in effective control” of the Company or a “change in the ownership of a substantial portion of the assets” of the Company, and in each case, as defined under Code Section 409A.
(d)“Competitor” means an individual, business or any other entity or enterprise engaged or having publicly announced its intent to engage in business that is substantially similar to the Company's business. For purposes of this Agreement, the parties specifically agree that: the Company is engaged in the business of providing technology-enabled solutions and services; that the Company's capabilities include, but are not limited to, system design and integration, information technology and business process outsourcing, applications software development, Web and application hosting, mission support and management consulting; and that the Company actively solicits business and services clients located throughout the United States and the world. A non-exhaustive list of the Company's Competitors includes Accenture, Xerox/ACS, HP/EDS, General Dynamics, IBM, L-3 Communications, Lockheed Martin, Northrop Grumman, Dell/Perot Systems, SAIC, Oracle/Sun Microsystems, Unisys Corporation, Infosys, WiPro, Tata, Cognizant, or any subsidiary or affiliate thereof.
(e)“Common Stock” means the Common Stock, par value $1.00 per share, of the Company.
(f)“Confidential Information” means all Company trade secrets, patents, copyrights, confidential or proprietary business information and data, sales and financial data, pricing information, manufacturing and distribution methods, information relating to the Company's business plans and strategies including, but not limited to, customers and/or prospects, or lists thereof, marketing plans and procedures, research and development plans, methods of doing business, both technical and non-technical, information relating to the design, architecture, flowcharts, source or object code and documentation of any and all computer software products which the Company has developed, acquired or licensed or is in the process of developing, acquiring or licensing or shall develop, acquire or license in the future, hardware and database technologies or technological information, formulae, designs, process and systems information, intellectual property rights, and any other confidential or proprietary information which relates to the business of the Company or to the business of any client or vendor of the Company or any other party with whom the Company agrees to hold information in confidence, whether patentable, copyrightable or protectable as trade secrets or not. Confidential Information does not include information which is (i) already known by the Employee without an obligation of confidentiality, (ii) publicly known or becomes publicly known through no unauthorized act of the Employee, (iii) rightfully received from a third party without an obligation of confidentiality, (iv) disclosed without similar restrictions by the Company to a third party (other than an affiliate or customer of the Company), or (v) approved by the Company, in writing, for disclosure.
(g)“Employment Agreement” shall mean the Employment Agreement made and entered into, as of the 7th day of February 2012, by and between the Company and the Employee.
(h)“Option Exercise Date” shall mean, with respect to each exercise of an Option, the date upon which such Option is exercised.
(i)“Prospective Client” means any individual or enterprise who is not a Client but with whom the Company was in active business discussions or negotiations at any time during either (i) the date the Employee engages in an act described in Section 4(b)(ii)(B) or (ii) the 12-month period preceding the termination of the Employee's employment with the Company for any reason and in each case whose identity

Exhibit 10.1

became known to the Employee in connection with the Employee's relationship with or employment by the Company.
Appendix B
20.Data Privacy.
(a)In order to implement, administer, manage and account for the Employee's participation in the Plan, the Company and/or the Employer may:
(i)collect and use certain personal data regarding the Employee, including, without limitation, the Employee's name, home address and telephone number, work address and telephone number, work e-mail address, date of birth, social insurance or other identification number, term of employment, employment status, salary, nationality and tax residence, and any details regarding the terms and conditions, grant, vesting, exercise, cancellation, termination and expiration of all stock options and other stock based incentives granted, awarded or sold to the Employee by the Company (collectively, the “Data”);
(ii)transfer the Data to any third parties who may be involved in the implementation, administration and/or management of the Plan, which recipients may be located in the Employee's country or in other countries that may have different data privacy laws and protections than the Employee's country;
(iii)transfer the Data to a broker or other third party with whom the Employee has elected to deposit any Option Shares acquired upon exercise of the Option; and
(iv)retain the Data for only as long as may be necessary in order to implement, administer, manage and account for the Employee's participation in the Plan.
(b)The Employee hereby explicitly and unambiguously consents to the collection, use, transfer and retention of the Data, as described in this Agreement, in electronic or other form, for the exclusive purpose of implementing, administering, managing and accounting for the Employee's participation in the Plan.
(c)The Employee understands that by contacting his local human resources representative, the Employee may:
(i)view the Data;
(ii)correct any inaccurate information included within the Data;
(iii)request additional information regarding the storage and processing of the Data; and
(iv)request a list with the names and addresses of any potential recipients of the Data.
(d)The Employee understands that he may refuse or withdraw the consents herein, in any case without cost, by contacting in writing his local human resources representative. The Employee understands, however, that refusing or withdrawing his consent may affect his ability to participate in the Plan. For more information on the consequences of the Employee's refusal to consent or withdrawal of consent, the Employee understands that he may contact his local human resources representative.